Exhibit 99.1

Vitae Pharmaceuticals and Boehringer Ingelheim to End Collaboration and License Agreement for BACE Inhibitors

Vitae Expects to Receive Rights to BI-1147560 / VTP-36951

Company to Assess Program to Determine Next Steps

FORT WASHINGTON, PA, July 27, 2015 — Vitae Pharmaceuticals, Inc. (NASDAQ: VTAE), a clinical-stage biotechnology company, today announced that Boehringer Ingelheim (BI) has notified Vitae that BI is ending the parties’ collaboration and license agreement for orally-active beta secretase (BACE) inhibitors for the treatment and prevention of Alzheimer’s disease and other indications. Termination of the agreement will be effective as of October 21, 2015. BI has informed Vitae that it is exercising its right to terminate the agreement for strategic business reasons.

“We are grateful for BI’s support for the BACE program, as we have demonstrated significant progress towards the development of an oral BACE inhibitor for Alzheimer’s disease,” commented Jeff Hatfield, President and Chief Executive Officer of Vitae. “With the termination of this agreement, Vitae expects to receive the rights to the BACE program, most notably BI-1147560 / VTP-36951, and to work with BI to effect an orderly transfer. We plan to assess the program to determine the appropriate next steps.”

Previously, Vitae expected BI to initiate a Phase 1 clinical study for BI-1147560 / VTP-36951 by year-end. In pre-clinical testing, BI-1147560/ VTP-36951 was shown to be safe, well-tolerated and able to lower amyloid beta levels in the brain by over 90 percent.

About Vitae Pharmaceuticals

Vitae Pharmaceuticals is a clinical-stage biotechnology company focused on discovering and developing first-in-class, small molecule drugs for difficult-to-drug disease targets that can potentially address significant unmet medical needs, including disclosed programs in diabetes, Alzheimer’s disease, autoimmune disorders, atopic dermatitis and acute coronary syndrome. This robust and growing portfolio of novel product candidates is generated internally by Contour®, Vitae’s proprietary structure-based drug discovery platform.

For additional information, please visit the company’s website at www.vitaepharma.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Vitae’s

Vitae Pharmaceuticals, Inc.	Tel: (215) 461-2000
502 West Office Center Drive	Fax: (215) 461-2006
Fort Washington, PA 19034	www.vitaepharma.com

expectations regarding receiving rights to the BACE program, including BI-1147560, and the clinical development of BI-1147560. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “impending” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward- looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Vitae is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Vitae’s forward-looking statements include, among others, the timing and success of preclinical studies and clinical trials conducted by Vitae and its collaborative partners; the ability to obtain and maintain regulatory approval of Vitae’s product candidates, and the labeling for any approved products; the scope, progress, expansion, and costs of developing and commercializing Vitae’s product candidates; the size and growth of the potential markets for Vitae’s product candidates and the ability to serve those markets; Vitae’s expectations regarding Vitae’s expenses and revenue, the sufficiency of Vitae’s cash resources and needs for additional financing; Vitae’s ability to attract or retain key personnel; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vitae’s Annual Report on Form 10-K for the year ended December 31, 2014 and Vitae’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 which have been filed with the Securities and Exchange Commission (SEC). Additional information will also be set forth in those sections of Vitae’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which will be filed with the SEC in the third quarter of 2015. In addition to the risks described above and in Vitae’s other filings with the SEC, other unknown or unpredictable factors also could affect Vitae’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Vitae undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

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INVESTORS:

Vitae Pharmaceuticals, Inc.

Richard S. Morris, CPA

Chief Financial Officer

(215) 461-2000

rmorris@vitaerx.com

Westwicke Partners

John Woolford

(443) 213-0506

john.woolford@westwicke.com

MEDIA:

6 Degrees PR

Vitae Pharmaceuticals, Inc.	Tel: (215) 461-2000
502 West Office Center Drive	Fax: (215) 461-2006
Fort Washington, PA 19034	www.vitaepharma.com

Tony Plohoros

(908) 591-2839

tplohoros@6degreespr.com

Vitae Pharmaceuticals, Inc.	Tel: (215) 461-2000
502 West Office Center Drive	Fax: (215) 461-2006
Fort Washington, PA 19034	www.vitaepharma.com